EXHIBIT 99.1

Woodward Reports Third Quarter Fiscal Year 2020 Results

FORT COLLINS, Colo., Aug. 06, 2020 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its third quarter of fiscal year 2020 ended June 30, 2020. (All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same periods of the prior year unless otherwise stated.)

Third Quarter Highlights

  Net sales were $524 million, compared to $752 million, a decrease of 30 percent
  Net earnings were $38 million, compared to $66 million
  Adjusted net earnings1 were $31 million, compared to $84 million
  Earnings per share were $0.61, down from $1.02
  Adjusted earnings per share1 were $0.48, down from $1.30
  For the first nine months of fiscal 2020, cash from operations was $212 million; free cash flow1 was $173 million, adjusted free cash flow1 was $169 million

“Early in the third quarter we moved quickly to align our operations and cost structure to mitigate the adverse effects of the COVID-19 pandemic on our business. Aerospace continues to benefit from a strong defense market, which softened the significant impact of the rapid reduction in passenger traffic and aircraft production rates. While Industrial results were also affected by the economic slowdown, the completed divestiture of our renewables portfolio enhanced the profitability of the segment,” said Thomas A. Gendron, Chairman and Chief Executive Officer of Woodward. “We continue to monitor our markets, customers and suppliers, while maintaining flexibility to ensure we remain well-positioned to meet near- and long-term customer demand. As an organization, we have a strong track record of managing through the cycles of our business, and we believe we have the right team, operational focus and strategy to ensure we emerge stronger when end market demand improves.”

Third Quarter Company Results

Net sales were $524 million for the third quarter of fiscal 2020, compared to $752 million for the prior year quarter. Net earnings for the third quarter were $38 million, or $0.61 per share, compared to $66 million, or $1.02 per share, for the prior year quarter. Excluding renewable power systems and related businesses (“RPS”), which were divested on April 30, 2020, net sales for the third quarter would have been $516 million, compared to $729 million for the prior year quarter. The impact of the divestiture of RPS on net earnings for the third quarters of both 2020 and 2019 was immaterial.

Adjusted net earnings, which excludes primarily the gain resulting from the resetting of certain cross currency interest rate swaps and the impacts of restructuring charges related to COVID-19, were $31 million, or $0.48 per share, compared to $84 million, or $1.30 per share, for the prior year quarter.

The effective tax rate for the third quarter of 2020 was 14.6 percent, compared to 28.4 percent in the prior year. The adjusted effective tax rate1 was 29.1 percent for the quarter, compared to 25.5 percent for the third quarter of 2019.

Segment Results

Aerospace
Aerospace segment net sales for the third quarter of fiscal 2020 were $306 million, compared to $499 million for the third quarter a year ago, a 39 percent decrease.

The decline in Aerospace segment sales in the third quarter was primarily driven by lower commercial sales due to the secular decline in global passenger traffic and OEM production rates, plant closures and furloughs, all as a result of the global pandemic. Compared to very strong defense sales in the third quarter of 2019, defense OEM sales were lower in the third quarter of 2020, partially offset by higher defense aftermarket sales.

Segment earnings for the third quarter of 2020 were $41 million, compared to $103 million for the same quarter last year. Segment earnings as a percent of segment net sales were 13.4 percent for the third quarter of 2020, compared to 20.7 percent in the same quarter of the prior year. Segment earnings were primarily impacted by the significantly lower sales volume in the quarter, partially offset by cost reduction initiatives.

Industrial
Industrial segment net sales for the third quarter of fiscal 2020 were $217 million, compared to $253 million for the third quarter a year ago, a 14 percent decrease. Excluding RPS, sales for the third quarter would have been $210 million, compared to $230 million for the third quarter a year ago, a 9 percent decrease.

Industrial segment net sales for the third quarter of 2020 declined due to the ongoing impact of COVID-19 across our markets, continued weakness in oil and gas, and the divestiture of RPS.

Industrial segment earnings and adjusted Industrial segment earnings1 for the third quarter of 2020 were $27 million, or 12.6 percent of segment net sales, compared to Industrial segment earnings of $26 million, or 10.4 percent of segment net sales, for the same period last year. Adjusted Industrial segment earnings for the third quarter of 2019 were $29 million, or 11.4 percent of segment net sales. The decrease in adjusted Industrial segment earnings was primarily due to the lower sales volume, partially offset by cost reduction initiatives.

Excluding RPS, Industrial segment earnings and adjusted Industrial segment earnings1 for the third quarter of 2020 would have been $27 million, or 13.0 percent of segment net sales, compared to Industrial segment earnings of $27 million, or 11.9 percent of segment net sales, and adjusted Industrial segment earnings of $30 million, or 13.0 percent of segment net sales, for the third quarter of 2019.

Nonsegment
Nonsegment expenses totaled $15 million for the third quarter of fiscal 2020, compared to $27 million for the same period of the prior year. Adjusted nonsegment expenses1 for the third quarter of 2020 were $19 million, compared to $20 million for the same quarter last year. Adjusted nonsegment expenses for the third quarter of 2020 excludes primarily the gain resulting from the resetting of certain cross currency interest rate swaps and the impacts of restructuring charges related to COVID-19. Adjusted nonsegment expenses for the third quarter of 2019 exclude Duarte move related costs. Reported and adjusted nonsegment expenses for the third quarter of 2020 benefited from cost reduction initiatives.

Year-to-Date Results

Net sales for the first nine months of 2020 were $1.96 billion, compared to $2.16 billion for the same period last year. Net earnings for the first nine months of 2020 were $183 million, or $2.85 per share, compared to $193 million, or $2.99 per share, for the same period of last year. Excluding RPS, net sales for the first nine months of 2020 would have been $1.90 billion, compared to $2.10 billion for the same period of the prior year. The impact of the divestiture of RPS on net earnings for the first nine months of both 2020 and 2019 was immaterial.

Adjusted net earnings for the first nine months of 2020 were $206 million, or $3.20 per share, compared to adjusted net earnings of $236 million, or $3.67 per share, for the same period last year.

The effective tax rate for the first nine months of 2020 was 14.3 percent, compared to 21.0 percent for the same period of the prior year. The adjusted effective tax rate for the first nine months of 2020 was 18.7 percent, compared to an adjusted effective tax rate of 21.1 percent for the same period last year.

Aerospace segment net sales for the first nine months of 2020 were $1.25 billion, a decrease of 9 percent, compared to $1.37 billion for the same period last year. Aerospace segment earnings as a percent of segment net sales for the first nine months of 2020 was 20.1 percent, compared to 20.2 percent for the same period last year.

Industrial segment net sales for the first nine months of 2020 were $710 million, compared to $789 million for the same period last year, a decrease of 10 percent. Excluding RPS, sales for the first nine months would have been $642 million, compared to $724 million for the first nine months a year ago, an 11 percent decrease.

Industrial segment earnings and adjusted Industrial segment earnings for the first nine months of 2020 were $82 million, or 11.5 percent of segment net sales, compared to Industrial segment earnings of $83 million, or 10.5 percent of segment net sales, for the same period last year. Adjusted Industrial segment earnings for the first nine months of 2019 were $104 million, or 13.1 percent of segment net sales.

Excluding RPS, Industrial segment earnings and adjusted Industrial segment earnings for the first nine months of 2020 were $78 million, or 12.2 percent of segment net sales, compared to Industrial segment earnings of $86 million, or 11.9 percent of segment net sales, and adjusted Industrial segment earnings of $108 million, or 14.9 percent of segment net sales, for the same period last year.

Nonsegment expenses totaled $94 million for the first nine months of 2020, compared to $83 million a year ago. Adjusted nonsegment expenses were $57 million for the first nine months of 2020, compared to adjusted nonsegment expenses of $60 million for the first nine months of the prior year.

Cash Flow and Financial Position

Net cash provided by operating activities for the first nine months of fiscal 2020 was $212 million, compared to $219 million for the same period of the prior year. Payments for property, plant, and equipment for the first nine months of 2020 were $39 million, compared to $78 million for the same period of 2019. Free cash flow for the first nine months of 2020 was $173 million, compared to free cash flow of $141 million for the first nine months of 2019. Adjusted free cash flow was $169 million for the first nine months of 2020. The increase in adjusted free cash flow for the first nine months of 2020, compared to free cash flow for the same period of the prior year, was primarily the result of lower capital expenditures, aggressive cost control and effective working capital management.

Total debt was $929 million at June 30, 2020, compared to $1.08 billion at September 30, 2019. Debt-to-EBITDA1 leverage at June 30, 2020 was 1.8 times EBITDA, compared to 2.1 times EBITDA at September 30, 2019.

Fiscal Year 2020 Outlook

The global economic effects associated with the COVID-19 pandemic have been unprecedented in their scope and depth. We continue to see severe volatility in our markets making even short-term forecasts challenging. With that uncertainty, we will not be providing specific financial guidance for fiscal 2020; however we anticipate our fourth quarter financial results to be similar to our third quarter.

Conference Call

Woodward will hold an investor conference call at 4:30 p.m. EDT, August 6, 2020, to provide an overview of the financial performance for the first nine months of fiscal year 2020, business highlights, and outlook for fiscal 2020. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-877-231-2582 (domestic) or 1-478-219-0714 (international); the Conference ID is 3888854. Participants should call prior to the start time to allow for registration. An audio replay will be available by telephone from 7:30 p.m. EDT on August 6, 2020 until 11:59 p.m. EDT on August 20, 2020. The telephone number to access the replay is 1-855-859-2056 (domestic) or 1-404-537-3406 (international), reference access code 3888854.

A webcast presentation will be available on the website by selecting “Investors/Events & Presentations.” The call and presentation will remain accessible at the website for 14 days.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2019 and any subsequently filed Quarterly Report on Form 10-Q.

Cautionary Statement

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding our position within our markets and ability to compete effectively, including statements about the continued effects of the COVID-19 pandemic on our business, and the management of our business, including our operations and strategy, expectations related to the performance of our segments and specific markets within those segments, our strategies and investments, the effects of the sale of our renewable power systems and related businesses, and our outlook for the fourth quarter and the factors that may affect our outlook. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to, the COVID-19 pandemic and related volatility in financial, commodities (including oil and gas) and other markets and industries (including the aviation industry), a decline in our customers’ business, or our business with, or financial distress of, Woodward’s significant customers; global economic uncertainty and instability in the financial markets; Woodward’s ability to manage product liability claims, product recalls or other liabilities associated with the products and services that Woodward provides; Woodward’s ability to obtain financing, on acceptable terms or at all, to implement its business plans, complete acquisitions, or otherwise take advantage of business opportunities or respond to business pressures; Woodward’s long sales cycle, customer evaluation process, and implementation period of some of its products and services; Woodward’s ability to implement and realize the intended effects of any restructuring and alignment efforts; Woodward’s ability to successfully manage competitive factors, including prices, promotional incentives, competitor product development, industry consolidation, and commodity and other input cost increases; Woodward’s ability to manage expenses and product mix while responding to sales increases or decreases; the ability of Woodward’s subcontractors to perform contractual obligations and its suppliers to provide Woodward with materials of sufficient quality or quantity required to meet Woodward’s production needs at favorable prices or at all; Woodward’s ability to monitor its technological expertise and the success of, and/or costs associated with, its product development activities; consolidation in the aerospace market and our participation in a strategic joint venture with General Electric Company may make it more difficult to secure long-term sales in certain aerospace markets; Woodward’s debt obligations, debt service requirements, and ability to operate its business, pursue its business strategies and incur additional debt in light of covenants contained in its outstanding debt agreements; Woodward’s ability to manage additional tax expense and exposures; risks related to Woodward’s U.S. Government contracting activities, including liabilities resulting from legal and regulatory proceedings, inquiries, or investigations related to such activities; the potential of a significant reduction in defense sales due to decreases in the amount of U.S. Federal defense spending or other specific budget cuts impacting defense programs in which Woodward participates; changes in government spending patterns, priorities, subsidy programs and/or regulatory requirements; future impairment charges resulting from changes in the estimates of fair value of reporting units or of long-lived assets; future results of Woodward’s subsidiaries; environmental liabilities related to manufacturing activities and/or real estate acquisitions; Woodward’s continued access to a stable workforce and favorable labor relations with its employees; physical and other risks related to Woodward’s operations and suppliers, including natural disasters and COVID-19 related impacts, which could disrupt production; Woodward’s ability to successfully manage regulatory, tax, and legal matters; changes in accounting standards that could adversely impact our profitability or financial position; risks related to Woodward’s common stock, including changes in prices and trading volumes; impacts of tariff regulations; risks from operating internationally, including the impact on reported earnings from fluctuations in foreign currency exchange rates, and compliance with and changes in the legal and regulatory environments of the United States and the countries in which Woodward operates; fair value of defined benefit plan assets and assumptions used in determining Woodward’s retirement pension and other postretirement benefit obligations and related expenses; industry risks, including increases in natural gas prices, unforeseen events that may reduce commercial aviation, such as diseases, epidemics, pandemics and natural disasters, and increasing emissions standards; any adverse effects on Woodward’s operations due to information systems interruptions or intrusions; certain provisions of Woodward’s charter documents and Delaware law that could discourage or prevent others from acquiring the company; and other risk factors described in Woodward's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which we expect to file shortly, its Annual Report on Form 10-K for the year ended September 30, 2019 and any subsequently filed Quarterly Report on Form 10-Q, and other risks described in Woodward’s filings with the Securities and Exchange Commission.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands except per share amounts)

	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net sales	$523,826	$752,005	$1,964,401	$2,163,660
Costs and expenses:
Cost of goods sold	395,511	562,516	1,447,942	1,621,531
Selling, general, and administrative expenses	57,361	52,980	177,035	159,764
Research and development costs	34,522	40,661	106,029	123,359
Restructuring charges	19,040	-	19,040	-
Gain on cross currency interest rate swaps	(30,481)	-	(30,481)	-
Impairment of assets sold	-	-	37,902	-
Interest expense	8,737	10,798	26,502	34,156
Interest income	(377)	(348)	(1,340)	(1,013)
Other (income) expense, net	(5,503)	(6,916)	(31,991)	(18,134)
Total costs and expenses	478,810	659,691	1,750,638	1,919,663
Earnings before income taxes	45,016	92,314	213,763	243,997
Income taxes	6,551	26,207	30,607	51,191
Net earnings	$38,465	$66,107	$183,156	$192,806

Earnings per share amounts:
Basic earnings per share	$0.62	$1.07	$2.95	$3.11
Diluted earnings per share	$0.61	$1.02	$2.85	$2.99
Weighted average common shares outstanding:
Basic	62,309	61,941	62,188	61,977
Diluted	63,427	64,633	64,273	64,437

Cash dividends per share paid to Woodward common stockholders	$0.0813	$0.1625	$0.5238	$0.4675

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	June 30,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$101,363	$99,073
Accounts receivable	537,515	591,529
Inventories	505,943	516,836
Income taxes receivable	34,685	8,099
Other current assets	57,441	55,691
Total current assets	1,236,947	1,271,228
Property, plant, and equipment, net	1,008,259	1,058,775
Goodwill	796,372	797,853
Intangible assets, net	595,158	611,992
Deferred income tax assets	18,315	18,161
Other assets	251,618	198,517
Total assets	$3,906,669	$3,956,526

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$98,639	$220,000
Current portion of long-term debt	101,643	-
Accounts payable	160,887	240,460
Income taxes payable	12,164	18,849
Accrued liabilities	162,295	228,127
Total current liabilities	535,628	707,436
Long-term debt, less current portion	729,165	864,899
Deferred income tax liabilities	156,583	151,362
Other liabilities	575,527	506,088
Total liabilities	1,996,903	2,229,785
Stockholders’ equity	1,909,766	1,726,741
Total liabilities and stockholders’ equity	$3,906,669	$3,956,526

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	Nine-Months Ended
	June 30,
	2020	2019
Net cash provided by operating activities	$212,416	$219,202

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(39,072)	(77,905)
Net proceeds from sale of assets	18,844	809
Proceeds from business divestiture	10,443	-
Proceeds from sales of short-term investments	12,700	10,259
Payments for purchases of short-term investments	(13,109)	(12,989)
Net cash used in investing activities	(10,194)	(79,826)

Cash flows from financing activities:
Cash dividends paid	(32,587)	(28,985)
Proceeds from sales of treasury stock	14,790	33,715
Payments for repurchases of common stock	(13,346)	(110,311)
Borrowings on revolving lines of credit and short-term borrowings	1,027,342	1,286,258
Payments on revolving lines of credit and short-term borrowings	(1,191,319)	(1,194,045)
Proceeds from the issuance of long-term debt	(1,187)	(143,402)
Payment of debt financing costs	-	(2,238)
Net cash used in financing activities	(196,307)	(159,008)
Effect of exchange rate changes on cash and cash equivalents	(3,625)	(660)
Net change in cash and cash equivalents	2,290	(20,292)
Cash and cash equivalents at beginning of year	99,073	83,594
Cash and cash equivalents at end of period	$101,363	$63,302

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES [1]
(Unaudited - in thousands)

	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Nonsegment expenses (U.S. GAAP)	$15,158	$26,714	$94,360	$83,211
Gain on sale of Duarte property	-	-	13,522	-
Impairment of long-lived assets held for sale	-	-	(37,902)	-
Loss on sale of disposal group	(2,540)	-	(2,540)
Merger and divestiture transaction costs	(1,732)	-	(18,654)	-
Restructuring charges related to COVID-19	(19,040)	-	(19,040)	-
Net gain on cross currency interest rate swaps	27,481	-	27,481	-
Acceleration of stock compensation	(2,376)	-	(2,376)	-
Duarte move related costs	-	(7,035)	-	(23,159)
Adjusted nonsegment expenses (Non-U.S. GAAP)	$16,951	$19,679	$54,851	$60,052

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND EARNINGS
(Unaudited - in thousands)

	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales:
Aerospace	$306,494	$498,775	$1,254,655	$1,374,616
Industrial	$217,332	$253,230	$709,746	$789,044
Total consolidated net sales	$523,826	$752,005	$1,964,401	$2,163,660
Segment earnings*:
Aerospace	$41,096	$103,238	$251,645	$277,814
As a percent of segment net sales	13.4%	20.7%	20.1%	20.2%
Industrial	27,438	26,240	81,640	82,537
As a percent of segment net sales	12.6%	10.4%	11.5%	10.5%
Total segment earnings	68,534	129,478	333,285	360,351
Nonsegment expenses	(15,158)	(26,714)	(94,360)	(83,211)
EBIT	53,376	102,764	238,925	277,140
Interest expense, net	(8,360)	(10,450)	(25,162)	(33,143)
Consolidated earnings before income taxes	$45,016	$92,314	$213,763	$243,997

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$9,711	$23,564	$39,072	$77,905
Depreciation expense	$22,378	$21,665	$68,101	$62,998

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INDUSTRIAL SEGMENT EARNINGS TO ADJUSTED INDUSTRIAL SEGMENT EARNINGS [1]
(Unaudited - in thousands)

	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Industrial segment earnings (U.S. GAAP)	$27,438	$26,240	$81,640	$82,537
Purchase accounting impacts*	-	2,604	-	21,100
Adjusted Industrial segment earnings (Non-U.S. GAAP)	$27,438	$28,844	$81,640	$103,637

* Represents the purchase accounting impact related to the amortization of the Woodward L'Orange backlog intangible.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT [1] AND ADJUSTED EBIT [1]
(Unaudited - in thousands)
	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net earnings (U.S. GAAP)	$38,465	$66,107	$183,156	$192,806
Income taxes	6,551	26,207	30,607	51,191
Interest expense	8,737	10,798	26,502	34,156
Interest income	(377)	(348)	(1,340)	(1,013)
EBIT (Non-U.S. GAAP)	53,376	102,764	238,925	277,140
Non-U.S. GAAP adjustments*	(1,793)	9,639	39,509	44,259
Adjusted EBIT (Non-U.S. GAAP)	$51,583	$112,403	$278,434	$321,399

* Includes, as applicable, (i) merger and divestiture transaction costs (ii) the gain on sale of the Duarte property, (iii) the impairment from assets sold, (iv) restructuring charges related to COVID-19, (v) the net gain on cross currency interest rate swaps, (vi) loss on sale of disposal group, (vii) acceleration of stock compensation, and (viii) Duarte move related costs, and (ix) purchase accounting impact related to the amortization of the Woodward L'Orange backlog intangible.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA [1] AND ADJUSTED EBITDA [1]
(Unaudited - in thousands)

	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net earnings (U.S. GAAP)	$38,465	$66,107	$183,156	$192,806
Income taxes	6,551	26,207	30,607	51,191
Interest expense	8,737	10,798	26,502	34,156
Interest income	(377)	(348)	(1,340)	(1,013)
Amortization of intangible assets	9,728	11,305	29,481	45,470
Depreciation expense	22,378	21,665	68,101	62,998
EBITDA (Non-U.S. GAAP)	85,482	135,734	336,507	385,608
Non-U.S. GAAP adjustments*	(1,793)	7,035	39,509	23,159
Adjusted EBITDA (Non-U.S. GAAP)	$83,689	$142,769	$376,016	$408,767

* Includes, as applicable, (i) merger and divestiture transaction costs (ii) the gain on sale of the Duarte property, (iii) the impairment from assets sold, (iv) restructuring charges related to COVID-19, (v) the net gain on cross currency interest rate swaps, (vi) loss on sale of disposal group, (vii) acceleration of stock compensation, and (viii) Duarte move related costs

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED EARNINGS [1]
(Unaudited - in thousands, except per share amounts)

	Three-Months Ended			Three-Months Ended
	June 30, 2020			June 30, 2019
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Earnings (U.S. GAAP)	$45,016	$38,465	$0.61	$92,314	$66,107	$1.02
Non-U.S. GAAP adjustments:
Duarte move related costs	-	-	-	7,035	5,294	0.08
Purchase accounting impacts[1]	-	-	-	2,604	1,867	0.03
Loss on sale of disposal group	2,540	1,801	0.02	-	-	-
Acceleration of stock compensation	2,376	1,788	0.03	-	-	-
Merger and divestiture transaction costs[2]	1,732	1,304	0.02	-	-	-
Restructuring charges related to COVID-19	19,040	14,200	0.22	-	-	-
Net gain on cross currency interest rate swaps[3]	(27,481)	(26,904)	(0.42)	-	-	-
Subtotal non-U.S. GAAP adjustments	(1,793)	(7,811)	(0.13)	9,639	7,161	0.11
Transition impact of U.S. tax legislation	-	-	-	-	10,588	0.17
Total non-U.S. GAAP adjustments	(1,793)	(7,811)	(0.13)	9,639	17,749	0.28
Adjusted earnings (Non-U.S. GAAP)	$43,223	$30,654	$0.48	$101,953	$83,856	$1.30

(1) Represents the purchase accounting impacts related to the amortization of the Woodward L’Orange backlog intangible.
(2) Merger and divestiture transaction costs include, as applicable, (i) merger-related transactions costs associated with the now-terminated merger with Hexcel, and (ii) divestiture-related transaction costs associated with the divestiture of the disposal groups.
(3) The net gain on cross-currency interest rate swaps includes (i) the net realized gains on termination of the instruments and (ii) the swap breakage fees associated with termination of the instruments.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED EARNINGS [1]
(Unaudited - in thousands, except per share amounts)

	Nine-Months Ended			Nine-Months Ended
	June 30, 2020			June 30, 2019
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Earnings (U.S. GAAP)	$213,763	$183,156	$2.85	$243,997	$192,806	2.99
Non-U.S. GAAP adjustments:
Gain on sale of Duarte property	(13,522)	(10,175)	(0.16)	-	-	-
Impairment of long-lived assets held for sale	37,902	28,016	0.44	-	-	-
Duarte move related costs	-	-	-	23,159	17,417	0.27
Purchase accounting impacts[1]	-	-	-	21,100	14,949	0.23
Loss on sale of disposal group	2,540	1,801	0.02	-	-	-
Acceleration of stock compensation	2,376	1,788	0.03	-	-	-
Merger and divestiture transaction costs[2]	18,654	14,038	0.22	-	-	-
Restructuring charges related to COVID-19	19,040	14,200	0.22	-	-	-
Net gain on cross currency interest rate swaps[3]	(27,481)	(26,904)	(0.42)	-	-	-
Sub-total non-U.S. GAAP adjustments	39,509	22,764	0.35	44,259	32,366	0.50
Transition impact of U.S. tax legislation	-	-	-	-	10,588	0.18
Total non-U.S. GAAP adjustments	39,509	22,764	0.35	44,259	42,954	0.68
Adjusted earnings (Non-U.S. GAAP)	$253,272	$205,920	$3.20	$288,256	$235,760	$3.67

(1) Represents the purchase accounting impacts related to the amortization of the Woodward L’Orange backlog intangible.
(2) Merger and divestiture transaction costs include, as applicable, (i) merger-related transactions costs associated with the now-terminated merger with Hexcel, and (ii) divestiture-related transaction costs associated with the divestiture of the disposal groups.
(3) The net gain on cross-currency interest rate swaps includes (i) the net realized gains on termination of the instruments and (ii) the swap breakage fees associated with termination of the instruments.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW[1] AND ADJUSTED FREE CASH FLOW[1]
(Unaudited - in thousands, except per share amounts)

	Nine-Months Ended
	June 30,
	2020	2019

Net cash provided by operating activities (U.S. GAAP)	$212,416	$219,202
Payments for property, plant, and equipment	(39,072)	(77,905)
Free cash flow (Non-U.S. GAAP)	173,344	141,297
Cash proceeds from the sale of the Duarte facility	18,767	-
Cash paid for merger and divestiture transaction costs	17,624	-
Cash paid for restructuring charges	14,052	-
Net cash proceeds from cross currency interest rate swaps	(55,191)	-
Adjusted free cash flow (Non-U.S. GAAP)	$168,596	$141,297

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INDUSTRIAL SEGMENT NET SALES EXCLUDING RENEWABLES AND OTHER BUSINESS DIVESTITURES
(Unaudited - in thousands)

	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Industrial segment net sales	$217,332	$253,230	$709,746	$789,044
Disposal group sales	7,730	22,813	67,663	64,667
Industrial segment net sales excluding renewables and other business divestitures	$209,602	$230,417	$642,083	$724,377

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INDUSTRIAL SEGMENT EARNINGS EXCLUDING RENEWABLES AND OTHER BUSINESS DIVESTITURES
(Unaudited - in thousands)

	Three-Months Ended		Nine-Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Industrial segment earnings	$27,438	$26,240	$81,640	$82,537
Disposal group earnings (losses)	252	(1,166)	3,602	(3,940)
Industrial segment earnings excluding renewables and other business divestitures	$27,186	$27,406	$78,038	$86,477

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted Industrial segment earnings, adjusted EBIT and EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses exclude, as applicable, (i) the gain on sale of assets associated with the sale of the Company’s Duarte real estate, (ii) the charge from the impairment of assets held for sale, and the losses, associated with the Company’s divestiture of its renewable power systems and related businesses (collectively, the “disposal group”), (iii) Duarte move related costs, (iv) the purchase accounting impacts related to the amortization of the backlog intangible acquired in connection with the acquisition of Woodward L’Orange on June 1, 2018 (the “L’Orange Acquisition”), (v) the transition impacts of the change in U.S. federal tax legislation in December 2017, (vi) costs associated with the previously proposed merger with Hexcel Corporation, which merger agreement was terminated on April 5, 2020, and (vii) transaction costs associated with the completed divestiture of our renewable power systems and related businesses, (viii) restructuring charges related to the COVID-19 pandemic, (ix) acceleration of stock compensation expense related to restructuring activities, and (x) the net gain on settlement of cross-currency interest rate swaps.  Woodward believes that these items are short-term costs or are otherwise not related to the ongoing operations of the business and therefore, uses them to illustrate more clearly how the underlying business of Woodward is performing. Adjusted free cash flow is free cash flow (defined below) plus the cash proceeds from the sale of real property at our former Duarte operations and cash payments added back for merger and divestiture transaction costs, cash payments for restructuring activities, and excluding cash proceeds from the settlement of our cross-currency interest rate swaps. Management believes the inclusion of these proceeds in free cash flow better portrays the net cash impact of relocating the Duarte, CA operations to the Drake Campus in Fort Collins, CO and excludes the unusual or infrequent cash payments for merger and divestiture transaction costs not indicative of Woodward’s operating performance for the period.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted cash flow from operating activities, free cash flow, adjusted free cash flow, adjusted net earnings, adjusted Industrial segment net earnings, adjusted net earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment, as well as adjusted free cash flow (as described above), in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because EBIT and EBITDA, and adjusted EBIT and EBITDA, exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT and EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, free cash flow, and adjusted free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, Twitter: Woodward has used, and intends to continue to use, its Investor Relations website, its Facebook page and its Twitter handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contact:
Don Guzzardo
Vice President, Investor Relations & Treasurer
970-498-3580
Don.Guzzardo@woodward.com